TERMINATION AGREEMENT

This Agreement is dated effective the 1st day of July, 2010.

BETWEEN:

STRIKER ENERGY CORP., a corporation formed pursuant to the
laws of the State of Nevada and having an office for business located at 360 Bay Street, Suite 901, Toronto, Ontario, Canada

(the “Company”)

AND:

CAMERON DURRANT, an individual resident of the State of New
Jersey whose business address is P.O. Box 423, Califon, NJ 07830

(the “Contractor”)

WHEREAS:

A. The Company and the Contractor are bound by their INDEPENDENT CONTRACTOR AGREEMENT made effective MAY 28, 2010 (the “Contract”).

B. The Company and the Contractor wish to terminate the Contract and to resolve any and all rights and obligations arising from the Contract.

NOW THEREFORE in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the parties hereby covenant and agree to terminate and cancel the Contract effective the 1st day of July, 2010.

It is agreed that the provisions of the Contract regarding notice, are specifically waived by the Company and the Contractor.

1.	GENERAL PROVISIONS

1.1.

Authorization. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and perform its obligations hereunder, and that performance of this Agreement will not violate any agreement between the Company and any other person, firm or organization nor breach any provisions of its constating documents or governing legislation.

1.2.

No Other Agreement. This Agreement and the Schedules hereto cancel and supersede any existing agreement or other arrangement between the Company and the Contractor, other than any prior agreements for the purchase of securities in the Company.

1.3.

Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New Jersey applicable therein, and will be treated in all respects as a New Jersey contract. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the State of New Jersey with respect to any legal proceedings arising under this Agreement.

Initials: ______

1.4.

Severability. If any provision contained herein is determined to be void or unenforceable for any reason, in whole or in part, it will not be deemed to affect or impair the validity of any other provision contained herein and the remaining provisions will remain in full force and effect to the fullest extent permissible by law.

1.5.	Counterparts/Facsimile Execution. This Agreement may be executed in several counterparts and each counterpart will together constitute one original document.

1.6.	Parties’ Acknowledgement. The parties hereto hereby acknowledge that:

	1.6.1.	sufficient time was provided to review this Agreement thoroughly;

	1.6.2.	the terms of this Agreement and the obligations hereunder have been read and are understood; and

	1.6.3.	a copy of this Agreement has been received by each of the parties.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

STRIKER ENERGY CORP

Per:	/s/ Joseph Carusone
Joseph Carusone

CAMERON DURRANT

SIGNED, SEALED and DELIVERED by	)
CAMERON DURRANT in the presence of:	)
)
/s/ Signed	)
Signature	)
	)	/s/ Cameron Durrant
Print Name	)	CAMERON DURRANT
)
Address	)
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)
)
Occupation	)

Initials:________